Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.   AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Commercial Agreement Amendment and Termination Agreement
and Patent Agreement Amendment

This Commercial Agreement Termination Agreement and Patent Agreement Amendment (this “Agreement”) is made and entered into among Microsoft Corporation, a Washington corporation (“Microsoft”), Barnes and Noble, Inc., a Delaware corporation (“B&N”), NOOK Media LLC, a Delaware limited liability company (“NewCo”), barnesandnoble.com llc, a Delaware limited liability company, and Microsoft Licensing GP (“MLGP”), a Nevada general partnership, effective as of December 3, 2014 (the “Termination Effective Date”).

Background and Purpose

A.           Microsoft, B&N and NewCo previously entered into a Commercial Agreement with an Effective Date of October 4, 2012, as amended by Amendment No. 1 and the Amended and Restated Exhibit E to the Commercial Agreement (the Commerce Platform Agreement) and Amendment No. 2 dated March 10, 2014 (collectively, the “Commercial Agreement”).  Capitalized terms that are used without definition herein shall have the meanings assigned to them in the Commercial Agreement.

B.           Microsoft, B&N and NewCo desire to amend and terminate the Commercial Agreement as set forth in this Agreement.

C.           B&N, barnesandnoble.com llc, Microsoft and MLGP previously entered into a Confidential Settlement and Patent License Agreement effective as of April 27, 2012, under which B&N’s obligations were assumed by NewCo (collectively, the “Patent Agreement”).

D.           B&N, barnesandnoble.com llc, Microsoft and MLGP desire to amend the Patent Agreement as set forth in this Agreement.

Agreement
The parties therefore agree as follows:

Section 1.    Amendment of Commercial Agreement.

B&N, NewCo and Microsoft hereby amend the Commercial Agreement to replace Section 11.7 with the following new Section 11.7:

“11.7   Survival.  Only Sections 1.1 (and all other definitions), 7.6, 8.1, 9, 10.1, 10.6, 10.7, 11.7, 12, 13 (except 13.4) and 14 (excluding Section 14.1 and the portion of Section 14.5 after the first three sentences); and Exhibit A of this Agreement will survive any expiration or termination of this Agreement; provided that the restrictions in Sections 8.1.1 and 8.1.2 will survive only until the date that is two years after the Termination Effective Date.”

Section 2.  Termination of Commercial Agreement.

2.1           Termination.

The Commercial Agreement is hereby terminated effective as of the Termination Effective Date.  For the avoidance of any doubt, only the provisions listed in Section 1 of this Agreement shall survive the termination of the Commercial Agreement pursuant to this Agreement.

Section 3.    Releases.

3.1           Microsoft Release.

Subject to Section 3.4, Microsoft, on behalf of itself and its current and future Affiliates, hereby irrevocably releases and forever discharges each of NewCo and B&N, their respective past and current Affiliates and their respective employees, officers, directors, stockholders, members and principals from any and all claims, actions, causes of action, suits, damages, injuries, duties, rights, obligations, liabilities, adjustments, responsibilities, judgments, trespasses, and demands, whatsoever, in law or in equity, whether known or unknown, suspected to exist or unsuspected to exist, arising out of or relating to the Commercial Agreement or any actual or potential breach thereof.

3.2           B&N/NewCo Releases.

Subject to Section 3.4, each of B&N and NewCo, on behalf of itself and its current and future Affiliates, hereby irrevocably releases and forever discharges Microsoft, its past and current Affiliates and their respective employees, officers, directors, stockholders and principals from any and all claims, actions, causes of action, suits, damages, injuries, duties, rights, obligations, liabilities, adjustments, responsibilities, judgments, trespasses, and demands, whatsoever, in law or in equity, whether known or unknown, suspected to exist or unsuspected to exist, arising out of or relating to the Commercial Agreement or any actual or potential breach thereof.

3.3           Express Waiver.

Subject to Section 3.4, each of Microsoft, B&N, and NewCo, on behalf of itself and its current and future Affiliates, hereby expressly waive all rights under any statutes (such as, for example, California Civil Code § 1542), legal decisions, or common law principles providing that releases of the type extended in Sections 3.1 and 3.2 of this Agreement do not or may not extend to claims which are unknown, unanticipated, or unsuspected at the time such releases are executed.

3.4           Exceptions.

Sections 3.1, 3.2 and 3.3 do not release, discharge, waive or otherwise apply to any claims, actions, causes of action, suits, damages, injuries, duties, rights, obligations, liabilities, adjustments, responsibilities, judgments, trespasses, and demands arising out of or relating to the parties’ respective obligations, or a party’s breach or default with respect to any of its obligations, under any provision of the Commercial Agreement that survives pursuant to Section 11.7 of the Commercial Agreement, as amended by Section 1 of this Agreement, or this Agreement.

Section 4.  Patent Agreement Amendment.

NewCo, barnesandnoble.com llc, Microsoft and MLGP hereby amend the Patent Agreement by:

(1)            inserting a new Section 5.2.4 therein, which shall read as follows:

“5.2.4.  [***]”

(2)            inserting the following sentence at the end of Section 7.6:

“Notwithstanding the foregoing, MLGP may assign this Agreement to Microsoft or a subsidiary of Microsoft by providing written notice to Barnes & Noble, provided such assignment is made subject to, and the transferee accepts, the rights and obligations set forth in this Agreement.”

Section 5.    General Provisions.

5.1           Additional Provisions.

Sections 14.4, 14.5, 14.6, 14.7, 14.8, 14.9, 14.10, 14.12 and 14.13 of the Commercial Agreement will apply to this Agreement as if set forth fully herein.

5.2           Effectiveness.

This Agreement will become effective as of the Termination Effective Date.

Microsoft Corporation	Barnes and Noble, Inc.
Signature: /s/ Amy E. Hood	Signature: /s/ Michael P. Huseby
Printed Name: Amy E. Hood	Printed Name: Michael P. Huseby
Title: Chief Financial Officer	Title: Chief Executive Officer
Date Signed: December 3, 2014	Date Signed: December 3, 2014
barnesandnoble.com llc	Nook Media LLC
Signature: /s/ Michael P. Huseby	Signature: /s/ Michael P. Huseby
Printed Name: Michael P. Huseby	Printed Name: Michael P. Huseby
Title: Chief Executive Officer	Title: Chief Executive Officer
Date Signed: December 3, 2014	Date Signed: December 3, 2014
Microsoft Licensing GP
Signature: /s/ Stephen Harlan
Printed Name: Stephen Harlan
Title: Duly Authorized Signatory
Date Signed: December 2, 2014

[Signature Page to the Commercial Agreement Termnation Agreement]